Exhibit 16.1

McGladrey & Pullen, LLP

One Galleria Tower 13355 Noel Road, 8th Floor/LB4 Dallas, TX 75240-6651 O 972.764.7100 F 972.764.7102 www.mcgladrey.com

March 13, 2012

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read OmniAmerican Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 13, 2012 and we agree with such statements concerning our firm.

McGladrey & Pullen, LLP

Member of the RSM International network of independent accounting, tax and consulting firms.